UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 27, 2005

                          FIRST MONTAUK FINANCIAL CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-6729
                                                 ------

                NEW JERSEY                           22-1737915
                ----------                           ----------
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                               Red Bank, NJ 07701
              (Address and zip code of principal executive offices)

                                 (732) 842-4700
               (Registrant's telephone number, including area code)




CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

      |_| Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

     First Montauk Financial Corporation, a New Jersey corporation ("First Montauk" or "Registrant") has executed a definitive Amended and Restated Agreement and Plan of Merger dated June 27, 2005 ("Restated Agreement") with Olympic Cascade Financial Corporation ("Olympic"). The Restated Agreement supersedes in full the previous merger agreement between the parties dated as of February 28, 2005.

     A copy of the joint press release issue by First Montauk and Olympic dated June 28, 2005 is included as an exhibit to this Form 8-K.

     Pursuant to the Restated Agreement, First Montauk will issue 1.75 shares of its common stock for all outstanding shares of common stock of Olympic. Outstanding Series A Preferred Stock, options and warrants of Olympic will also reflect the new exchange ratio. Under the terms of the Restated Agreement, Olympic will become a wholly-owned subsidiary of First Montauk. First Montauk will continue to operate First Montauk Securities Corp and Olympic's broker dealer firm, National Securities Corporation, as separate subsidiaries for an undetermined period of time.

     Additionally, the Board of Directors of First Montauk following the closing will consist of Messrs. Mark Goldwasser, Victor Kurylak, two other designees of each of Olympic and FMFK and one other mutually agreed upon designee, who shall serve as chairman (and who shall not be any one of the four named foregoing persons).

     A condition to the transaction in completion of financing in an amount of $4,000,000 in gross proceeds. First Montauk and Olympic have previously executed letters of intent with St. Cloud Capital LLC, a Los Angeles based investment firm, to provide approximately $4.0 million of capital to Olympic Cascade and First Montauk. The parties are continuing to discuss the definitive terms of the financing. The investment by St. Cloud Capital is subject to due diligence investigation, execution of definitive agreements and customary closing conditions.

     The terms include provisions that Mr. Goldwasser and Mr. Kurylak will comprise the Office of the Chief Executive Officer of First Montauk effective at closing. Mr. Kurylak will serve as the Chief Executive Officer and Mr. Goldwasser will serve as President and Chief Operating Officer. Both will report directly to the Board of Directors of First Montauk. As a condition to closing, Olympic and Messrs Goldwasser and Kurylak will negotiate the definitive terms of their new respective employment agreements.

     Under the terms of the Restated Agreement, the shareholders of Olympic will receive 1.75 shares of First Montauk Common Stock for each share of Olympic. Currently, First Montauk has approximately 15,744,000 shares of Common Stock outstanding. Olympic has approximately 5,045,000 shares of common stock outstanding. Assuming the transaction is completed, First Montauk will have approximately 20,800,000 shares of common stock, without giving effect to conversion of any then outstanding preferred shares or other outstanding securities such as options, warrants and debentures.

     In addition, under the terms of the Restated Agreement, Mr. Herbert Kurinsky, the current Chairman of First Montauk, Mr. William Kurinsky, the former Chief Executive Officer of First Montauk, Mr. Victor K. Kurylak, the Chief Executive Officer of First Montauk and Mark Goldwasser, the Chief Executive of Olympic (and One Clark LLC, an affiliate of Mr. Goldwasser), delivered voting agreements whereby they have agreed to vote their respective shares in favor of the transaction.

     Completion of the transaction is subject to several conditions including usual and customary conditions for transactions of this nature, including shareholder approval, completion of the anticipated financing in an amount of at least $4,000,000 in gross proceeds and completion of regulatory review of the proposed transaction by the NASD. The parties expect to file a joint proxy registration statement with the SEC in the third quarter and the parties expect to close the transaction by the end of the fourth calendar quarter of 2005. As a result of the foregoing conditions, there can be no assurances that the transaction will be completed or if completed, by such date. Regulatory review by the SEC and/or NASD could delay the anticipated closing date. If the transaction is not consummated by October 31, 2005, the parties have the option not to proceed.





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

     The foregoing description of the merger and the Restated Agreement is qualified in its entirety by reference to the Restated Agreement.

     This material is not a substitute for the proxy statement/prospectus that the Company will file with the Securities and Exchange Commission. Investors are urged to read the document when it is available because it will contain important information, including detailed risk factors. The proxy statement/prospectus with other important documents to be filed by the Company will be available free of charge at the SEC's website, www.sec.gov or from the Company. The Company's directors and certain other executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information concerning the Company's directors and executive officers can be found in the documents filed by the Company with the SEC. Certain directors and executive officers of the Company may have direct or indirect interest in the proposed transaction. Additional information about the participants will be contained in the proxy statement/prospectus.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

            Exhibit No.   Description of Document

            10.1 Amended and Restated Agreement and Plan of Merger dated as of June 27, 2005 by and among First Montauk Financial Corp., Olympic Cascade Financial Corp. and OLY Acquisition Corp. (filed without exhibits).

            99.1          Press Release dated June 28, 2005.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2005               First Montauk Financial Corp.
                                   (Registrant)


                                   By  /s/ Victor K. Kurylak
                                      --------------------------------------
                                      Victor K. Kurylak, Chief Executive Officer
                                      and President



















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